Exhibit 10.2

AMENDMENT_1 TO THE COOPERATIVE SALES AND DISTRIBUTION AGREEMENT

This Amendment is made effective as of March 4, 2024, by and between:

Roncadelle Operations s.r.l., a company formed and existing under the laws of Italy, having its registered office in Castel Mella (BS, Italy), Via Renolda 10, VAT code and registration number VAT-ID Number IT 04151620988, represented by Mr. Erik Ryckalts, CEO, duly authorized by way of the resolution of the board of directors (hereinafter referred to as “ROP”),

AND

Sharps Technology, Inc., a company formed and existing under the laws of Nevada (U.S.A.), having its registered office in Melville (NY, USA), 105 Maxess Road, Suite 124, Federal ID 82-3751728 represented by Mr. Robert Hayes, CEO, duly authorized as an officer of Sharps with single signature authority (hereinafter referred to as “Sharps”).

WHEREAS ROP and Sharps have entered into a Cooperative Sales and Distribution Agreement, including Annex A and Annex B (collectively referred to as “the AGREEMENT”), establishing the terms of their mutual distribution and consignment arrangements.

WHEREAS the Parties wish to amend the AGREEMENT to clarify and enhance the terms specified in section 2.5 of the Cooperative Sales and Distribution Agreement and section 2.2 of Annex A and Annex B in both the United States and Europe, and to establish reciprocal arrangements for the benefit of both parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the consignment stock Agreement as follows:

1.	Reciprocal Stock: Both parties agree in general to maintain stock, whether on consignment or purchased stock at each other’s facilities, ROP in Europe and Sharps in the United States, under mutually agreed conditions as outlined in the AGREEMENT.

2.	European Logistics Options: The Parties mutually evaluate and agree upon the most suitable logistics model for the operations in Europe to enhance efficiency and cost-effectiveness. The options under consideration include:

i.	Common Warehouse at ROP’s Facility: Investigating the feasibility of integrating Sharps products into ROP’s existing European warehouse for consolidated stock management.

ii.	Joint Warehouse at Sharps facility in Europe: Assessing the benefits and practicality of establishing a joint warehouse at Sharps’ European facility to leverage combined logistics and sterilization services.

iii.	Separate Warehouses with Coordinated Order and Delivery Management: Maintaining distinct warehousing facilities while ensuring close coordination on order and delivery management.

The Parties commit to a collaborative decision-making process to select the most advantageous logistics strategy, considering factors such as cost, efficiency, and the potential for enhanced service delivery.

3.	Buy-Back Guarantee: ROP and Sharps agree to a reciprocal buy-back guarantee, allowing either party to return unsold products from purchased inventory after a period of three (3) months.

This Buy-Back Guarantee is universally applicable to stock in the United States. In Europe, it is only applicable under Option I (Common Consignment Warehouse at ROP’s Facility). For other logistics options, specific conditions will be mutually determined by the Parties.

4.	Flexible Payment Terms: The Parties agree to adapt the payment terms to allow for payments within 90 days after the sale of products.

5.	Stock Level Adjustments: The Parties commit to quarterly reviews of stock levels and demand forecasts, allowing adjustments to be made to consignment stock levels as necessary.

6.	General Provisions: Except as expressly modified by this Amendment, all terms and conditions of the Agreement and its Annexes shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Roncadelle Operations s.r.l.		Sharps Technology, Inc.

By:		By:
Name:	Erik Ryckalts	Name:	Robert Hayes
Title:	CEO	Title:	CEO Date:
Date:		Date: